Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders of Accenture Ltd:
We consent to the use of our reports dated October 18, 2006, with respect to the consolidated balance sheets of Accenture Ltd and its subsidiaries as of August 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2006 and the effectiveness of internal control over financial reporting as of August 31, 2006, which reports appear in the annual report on Form 10-K of Accenture Ltd for the year ended August 31, 2006 and are incorporated herein by reference.
Our report on the consolidated financial statements states that the Company, as of September 1, 2005, changed its method of accounting for share-based compensation awards.
We also consent to the reference to our firm under the heading “Experts” in the registration statement.
/s/ KPMG LLP
Chicago, Illinois
May 10, 2007